Exhibit 99.1

Jerrell Shelton to Join Cryoport’s Board of Directors

LAKE FOREST, CA – October 22, 2012 — Cryoport, Inc. (OTCBB: CYRX) announced that Jerrell Shelton was elected to its Board of Directors today. Mr. Shelton has served on many public and private boards and currently sits on the Smithsonian Institution Library Board.

“Jerry is an outstanding addition to Cryoport’s Board of Directors. He has built and managed successful companies in very competitive industries, and will bring strong strategic and operating experience to help drive our growth,” said Stephen Wasserman, Cryoport’s Chairman.

“Cryoport has a unique solution to the deep frozen cold-chain logistics arena. Its partnerships with leading companies in various biologics, in-vitro fertilization, cell lines, stem cells, and other commodities requiring a deep frozen solution is unsurpassed,” said Jerrell Shelton. “Cryoport’s revolutionary and proprietary portal, providing a robust dashboard of information from the time materials are loaded through successful delivery, sets Cryoport apart as the undisputed leader in deep frozen logistics. One of the additional things that has impressed me is the recognition of Cryoport's technology by FedEx and the partnership that has developed between the two companies. With great anticipation, I am looking forward to working with the Board and management team to advance Cryoport in its mission to improve the quality and reliability of deep frozen cold chain logistics.”

Jerrell Shelton has over thirty years of executive and corporate governance experience across several industries, including information services, telecommunications, manufacturing and distribution. Mr. Shelton’s appointment brings Cryoport to four board members, all of which are considered independent.

Previously, Mr. Shelton was a Visiting Executive at IBM Research where his team created and developed WebFountain, a project contributing significantly to IBM’s software strategy. He was also President and Chief Executive Officer of NDC Holdings, Continental Graphics Holdings, Thomson Business Information Group, and Advantage Companies. Under his leadership each of those companies achieved rapid revenue growth, improved profitability and increases in shareholder value.

Mr. Shelton has served on the boards of several public companies, including Solera Holdings, Nielsen NetRatings, Advantage Companies and Tennessee Natural Resources, and was a member of audit, compensation, governance, finance, and executive committees. During his career he has also served on the boards of 25 private companies and 7 civic organizations.

Mr. Shelton holds a BSBA degree from the University of Tennessee, and a MBA from the Harvard Business School.

About Cryoport, Inc.

Cryoport provides leading edge deep frozen cold chain logistics services through the combination of purpose built proprietary hardware and software technologies providing a total turnkey management of the entire logistics process. The Cryoport Express® liquid nitrogen dry vapor shipper is validated to maintain a constant -150°C temperature for a 10 plus day dynamic shipment duration while the Cryoportal™ Logistics Management Platform provides tools to manage the entire shipment process, including initial order, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. Cryoport’s total turnkey service management approach offers reliability, cost effectiveness, convenience, and surety while using recyclable and reusable components providing a “green” and environmentally friendly solution. For more information visit www.cryoport.com.

Forward Looking Statements

Statements in this press release which are not purely historical, including statements regarding Cryoport, Inc.’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, and technical development risks. The company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended March 31, 2012. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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